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                                                                    EXHIBIT 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 21, 1998 on the statement of excess of revenues over specific operating expenses for Altamonte Mall for the year ended December 31, 1997 included in General Growth Properties, Inc. Form 8-K/A dated September 29, 1998 and to all references to our firm included in this registration statement.



                                                /s/ ARTHUR ANDERSEN LLP


New York, New York
March 15, 1999